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EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in (1) the Registration Statement on Form S-3/A, File No. 333-81320, (2) the Registration Statement on Form S-8, File No. 333-60004 and (3) the Registration Statement on Form S-8, File No. 333-35450 of our report dated February 13, 2004 on the financial statements of PacificHealth Laboratories, Inc. as of December 31, 2003 and for the year then ended included in this Annual Report on Form 10-KSB.


Eisner LLP

Florham Park, New Jersey
March 30, 2004